Exhibit 10.1

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

AGREE LIMITED PARTNERSHIP
(a Delaware limited partnership)

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		1

ARTICLE II FORMATION OF PARTNERSHIP		11
2.01	Formation of the Partnership	11
2.02	Name	11
2.03	Registered Office and Agent; Principal Office	11
2.04	Term and Dissolution	11
2.05	Filing of Certificate and Perfection of Limited Partnership	12
2.06	Certificates Describing Partnership Units	12

ARTICLE III BUSINESS OF THE PARTNERSHIP		13

ARTICLE IV CAPITAL CONTRIBUTIONS AND ACCOUNTS		13
4.01	Capital Contributions	13
4.02	Additional Capital Contributions and Issuances of Additional Partnership Units	13
4.03	Additional Funding	16
4.04	Capital Accounts	17
4.05	Percentage Interests	17
4.06	No Interest on Contributions	17
4.07	Return of Capital Contributions	17
4.08	No Third-Party Beneficiary	17

ARTICLE V PROFITS AND LOSSES; DISTRIBUTIONS		18
5.01	Allocation of Profit and Loss	18
5.02	Distribution of Cash	20
5.03	REIT Distribution Requirements	21
5.04	No Right to Distributions in Kind	21
5.05	Limitations on Return of Capital Contributions	21
5.06	Distributions Upon Liquidation	21
5.07	Substantial Economic Effect	22

ARTICLE VI RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER		22
6.01	Management of the Partnership	22
6.02	Delegation of Authority	25
6.03	Indemnification and Exculpation of Indemnitees	25
6.04	Liability of the General Partner	26
6.05	Partnership Obligations	27
6.06	Outside Activities	28
6.07	Employment or Retention of Affiliates	28
6.08	General Partner Activities	28
6.09	Title to Partnership Assets	28
6.10	Redemption of General Partner’s Partnership Units	29

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ARTICLE VII CHANGES IN GENERAL PARTNER		29
7.01	Transfer of the General Partner’s Partnership Interest	29
7.02	Admission of a Substitute or Additional General Partner	31
7.03	Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner	31
7.04	Removal of General Partner.	32

ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		33
8.01	Management of the Partnership	33
8.02	Power of Attorney	33
8.03	Limitation on Liability of Limited Partners	33
8.04	Common Unit Redemption Right	34

ARTICLE IX TRANSFERS OF PARTNERSHIP INTERESTS		36
9.01	Purchase for Investment	36
9.02	Restrictions on Transfer of Partnership Units	36
9.03	Admission of Substitute Limited Partner	38
9.04	Rights of Assignees of Partnership Units	39
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	39
9.06	Joint Ownership of Partnership Units	39

ARTICLE X BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		40
10.01	Books and Records	40
10.02	Custody of Partnership Funds; Bank Accounts	40
10.03	Fiscal and Taxable Year	40
10.04	Annual Tax Information and Report	40
10.05	Tax Matters Person; Tax Elections; Special Basis Adjustments.	40
10.06	Reports to Limited Partners	41

ARTICLE XI AMENDMENT OF AGREEMENT; MERGER		42
11.01	Amendment of Agreement	42
11.02	Merger of Partnership	42

ARTICLE XII GENERAL PROVISIONS		43
12.01	Notices	43
12.02	Survival of Rights	43
12.03	Additional Documents	43
12.04	Severability	43
12.05	Entire Agreement	43
12.06	Pronouns and Plurals	43
12.07	Headings	43
12.08	Counterparts	43
12.09	Governing Law	43

ARTICLE XIII SERIES A PREFERRED UNITS		44
13.01	Designation and Number	44

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13.02	Maturity	44
13.03	Rank	44
13.04	Distributions	44
13.05	Liquidation Preference	46
13.06	Redemption	47
13.07	Voting Rights	48
13.08	Conversion	48
13.09	Allocation of Profit and Loss	49

EXHIBITS

EXHIBIT A -	Partners, Capital Contributions and Percentage Interests

EXHIBIT B -	Notice of Exercise of Common Unit Redemption Right

EXHIBIT C-1 -	Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Entities)

EXHIBIT C-2 -	Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Individuals)

iii

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

AGREE LIMITED PARTNERSHIP

RECITALS

WHEREAS, Agree Limited Partnership (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware effective as of April 4, 1994 and the Agreement of Limited Partnership, entered into on April 4, 1994 (as amended and restated from time to time, the “Original Agreement”), by and between Agree Realty Corporation, a Maryland corporation (together with its successors and assigns, the “General Partner”), and Richard Agree, as the original Limited Partner.

WHEREAS, effective as of April 22, 1994, the Original Agreement was amended and restated in its entirety (the “First Amended and Restated Agreement”).

WHEREAS, the First Amended and Restated Agreement was amended on July 8, 1994 by the First Amendment to the First Amended and Restated Agreement;

WHEREAS, the First Amended and Restated Agreement was amended on March 20, 2013 by the Second Amendment to the First Amended and Restated Agreement;

WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend and restate the First Amended and Restated Agreement as set forth herein;

The Partners now desire to amend and restate the First Amended and Restated Agreement (as amended and restated, the “Agreement”), effective as of September 17, 2021.

Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in Article I below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Additional Securities” has the meaning set forth in Section 4.02(a)(2) hereof.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clauses (i) or (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or interests in a Subsidiary that are owned by the General Partner other than through its ownership interest in the Partnership.

“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Aggregate Stock Ownership Limit” has the meaning set forth in the Articles of Incorporation.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Exhibit A, as it may be amended or restated from time to time.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership , as it may be amended, supplemented or restated from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the General Partner filed with the State Department of Assessments and Taxation of the State of Maryland, as amended, supplemented or restated from time to time.

“Board of Directors” means the Board of Directors of the General Partner.

“Capital Account” has the meaning provided in Section 4.04 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Common Unit equal to the Value of the REIT Shares Amount on the date of receipt by the Partnership and the General Partner of a Notice of Redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Change of Control” means, as to the General Partner, the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of 80% or more of the assets of the General Partner, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than an Affiliate of the General Partner; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an Affiliate of the General Partner in a single transaction or in a related series of transactions, by way of merger, share exchange, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the voting capital securities of the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner pursuant to Section 8.04(b) hereof.

“Common Share” means one REIT Share.

“Common Stock Ownership Limit” has the meaning set forth in the Articles of Incorporation.

“Common Unit” means a Partnership Unit which is designated as a Common Unit of the Partnership.

“Common Unit Redemption Right” has the meaning provided in Section 8.04(a) hereof.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Defaulting Limited Partner” means a Limited Partner that has failed to pay any amount owed to the Partnership under a Partnership Loan within 15 days after demand for payment thereof is made by the Partnership.

“Distributable Amount” has the meaning set forth in Section 5.02(c) hereof.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” has the meaning set forth in the Articles of Incorporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” has the meaning set forth in the first paragraph of this Agreement.

“General Partner Loan” means a loan extended by the General Partner to a Defaulting Limited Partner in the form of a payment on a Partnership Loan by the General Partner to the Partnership on behalf of the Defaulting Limited Partner.

“General Partnership Interest” means the Partnership Interest held by the General Partner in its capacity as the general partner of the Partnership, which Partnership Interest is an interest as a general partner under the Act. The General Partnership Interest may be expressed as a number of Partnership Units. A number of Common Units held by the General Partner equal to one-tenth of one percent (0.1%) of all outstanding Partnership Units shall be deemed to be the General Partnership Interest. All other Partnership Units owned by the General Partner and any Partnership Units owned by any Affiliate or Subsidiary of the General Partner shall be considered to constitute a Limited Partnership Interest.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or (B) a trustee of the General Partner or an officer or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Independent Director” means a director of the General Partner who meets the NYSE requirements for an independent director as set forth from time to time.

“Junior Preferred Units” means all classes or series of Preferred Units ranking junior to the Series A Preferred Units with respect to distribution rights upon liquidation, dissolution or winding up of the Partnership.

“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, as it may be amended or restated from time to time, and any Person who becomes a Substitute Limited Partner or any additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner at any particular time representing a fractional part of the Partnership Interest of all Limited Partners, and includes any and all benefits to which the holder of such a Limited Partnership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. Limited Partnership Interests may be expressed as a number of Common Units or other Partnership Units.

“Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets pursuant to Section 4.04.

“Loss” has the meaning provided in Section 5.01(h) hereof.

“Majority in Interest” means the Limited Partners holding more than fifty percent (50%) of the Percentage Interests of the Limited Partners.

“Net Operating Income” has the meaning set forth in Section 5.01(f) hereof.

“Notice of Redemption” means the Notice of Exercise of Common Unit Redemption Right substantially in the form attached as Exhibit B hereto.

“NYSE” means the New York Stock Exchange.

“Offer” has the meaning set forth in Section 7.01(c) hereof.

“Original Agreement” means the Agreement of Limited Partnership, dated April 4, 1994, by and between Agree Realty Corporation, a Maryland corporation, as General Partner, and Richard Agree, as the original Limited Partner.

“Parity Preferred Units” means any class of series of Preferred Units issued by the Partnership, the terms of which specifically provide that such Preferred Units rank on a parity with the Series A Preferred Units with respect to distribution rights and rights upon dissolution or winding up of the Partnership.

“Partner” means any General Partner or Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Agree Limited Partnership, a limited partnership formed under the Act and pursuant to the Original Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Common Units, Series A Preferred Units, or other Partnership Units.

“Partnership Loan” means a loan from the Partnership to the Partner on the day the Partnership pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, and includes Common Units, Series A Preferred Units, and any other class or series of Partnership Units that may be established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests represented by such Partnership Units are set forth on Exhibit A hereto, as it may be amended or restated from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

“Percentage Interest” means the percentage determined by dividing the number of Common Units of a Partner by the aggregate number of Common Units of all Partners.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

“Preferred Units” means any class or series of Partnership Interests designated as preferred units by the General Partner from time to time in accordance with Section 4.02 hereof, and includes, without limitation, the Series A Preferred Units.

“Profit” has the meaning provided in Section 5.01(h) hereof.

“Property” means any property or other investment in which the Partnership, directly or indirectly, holds an ownership interest.

“Redeeming Limited Partner” has the meaning provided in Section 8.04(a) hereof.

“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of the General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by the General Partner, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means one share of common stock, par value $0.0001 per share, of the General Partner (or Successor Entity, as the case may be).

“REIT Shares Amount” means the number of REIT Shares equal to the product of (X) the number of Common Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the holders of REIT Shares to subscribe for or purchase additional REIT Shares, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include such Rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to Rights.

“Restriction Notice” has the meaning set forth in Section 8.04(f) hereof.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount” contained herein.

“Safe Harbor” has the meaning set forth in Section 10.05(d) hereof.

“Safe Harbor Election” has the meaning set forth in Section 10.05(d) hereof.

“Safe Harbor Interest” has the meaning set forth in Section 10.05(d) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Preferred Units” means all classes or series of Preferred Units issued by the Partnership, the terms of which specifically provide that such Preferred Units rank senior to the Series A Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership.

“Series A Articles Supplementary” means the Articles Supplementary of the General Partner filed with the State Department of Assessments and Taxation of the State of Maryland on September 13, 2021, designating the terms, rights and preferences of the Series A Preferred Shares.

“Series A Base Liquidation Preference” shall have the meaning provided in Section 13.05(a).

“Series A Distribution Record Date” shall have the meaning provided in Section 13.04 (a).

“Series A Preferred Return” shall have the meaning provided in Section 13.04(a).

“Series A Preferred Shares” means the shares of 4.250% Series A Cumulative Redeemable Preferred Stock of the General Partner.

“Series A Preferred Unit Distribution Payment Date” shall have the meaning provided in Section 13.04(a).

“Series A Preferred Units” shall have the meaning provided in Section 13.01.

“Series A Redemption Date” shall have the meaning provided in Section 13.06(a).

“Service” means the Internal Revenue Service.

“Special Optional Redemption Right” has the meaning set forth in the Series A Articles Supplementary.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

“Stock Ownership Limits” means the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company in which the General Partner, the Partnership, or a wholly owned subsidiary of the General Partner or the Partnership owns a partnership or limited liability company interest.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” contained herein.

“Survivor” has the meaning set forth in Section 7.01(d) hereof.

“Tax Matters Person” means the “tax matters partner,” as defined in Section 6231(a)(7) of the Code (as in effect prior to the enactment of the Bipartisan Budget Act of 2015 (P.L. 114-74)), and for taxable years beginning on or after January 1, 2018, the “partnership representative,” as referred to in Section 6223(a) of the Code (as in effect following the enactment of the Bipartisan Budget Act of 2015 (P.L. 114-74)) and the Treasury Regulations thereunder.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 7.01(c) hereof.

“Transfer” has the meaning set forth in Section 9.02(a) hereof.

“TRS” means a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the General Partner.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the NYSE or any national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the NYSE or any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on the NYSE or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Withheld Amount” means any amount required to be withheld by the Partnership to pay over to any taxing authority as a result of any allocation or distribution of income to a Partner.

ARTICLE II

FORMATION OF PARTNERSHIP

2.01            Formation of the Partnership. The Partnership was formed as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Agreement and this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.02            Name. The Name of the Partnership shall be “Agree Limited Partnership” and the Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “L.P.” or “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

2.03            Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company, a Delaware corporation. The principal office of the Partnership is located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or desirable.

2.04            Term and Dissolution.

(a)            The term of the Partnership shall continue in full force and effect until dissolved upon the first to occur of any of the following events:

(1)            the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(2)            the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

(3)            the redemption of all Limited Partnership Interests (other than any such Limited Partnership Interests held by the General Partner), unless the General Partner determines to continue the term of the Partnership by the admission of one or more additional Limited Partners; or

(4)            the election by the General Partner that the Partnership should be dissolved.

(b)            Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.05            Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06            Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the class or series and number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF AGREE LIMITED PARTNERSHIP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME.

ARTICLE III

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to, or the Board of Directors determines that the General Partner shall no longer, qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to elect REIT status and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate or revoke its status as a REIT under the Code at any time. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01            Capital Contributions. The General Partner and each Limited Partner has made a capital contribution to the Partnership in exchange for the Partnership Units set forth opposite such Partner’s name on Exhibit A hereto, as it may be amended or restated from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units.

4.02            Additional Capital Contributions and Issuances of Additional Partnership Units. Except as provided in this Section 4.02 or in Section 4.03 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests, in the form of Partnership Units, in respect thereof, in the manner contemplated in this Section 4.02.

(a)            Issuances of Additional Partnership Units.

(1)            General. As of the effective date of this Agreement, the Partnership shall have two classes of Partnership Units, entitled “Common Units” and “Series A Cumulative Redeemable Preferred Units.” The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Units are validly issued and fully paid. Any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Units shall be issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) unless:

(A)            (X) the additional Partnership Units are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02 and (Y) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the General Partner from the issuance of such REIT Shares or other interests in the General Partner;

(B)            (X) the additional Partnership Units are issued in connection with an issuance of REIT Shares of or other interests in the General Partner pursuant to a taxable share dividend declared by the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02, (Y) if the General Partner allows the holders of its REIT Shares to elect whether to receive such dividend in REIT Shares, other interests of the General Partner or cash, the Partnership will give the Limited Partners (excluding the General Partner or any direct or indirect Subsidiary of the General Partner) the same election to elect to receive (I) Partnership Units or cash or, (II) at the election of the General Partner, REIT Shares or cash, and (C) if the Partnership issues additional Partnership Units pursuant to this Section 4.02(a)(1)(B), then an amount of income equal to the value of the Partnership Units received will be allocated to those holders of Common Units that elect to receive additional Partnership Units;

(C)            the additional Partnership Units are issued in exchange for property owned by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Units; or

(D)            Common Units are issued to all Partners owning Common Units in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(2)            Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.04 hereof or a taxable share dividend as described in Section 4.02(a)(1)(B) hereof) or Rights (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) Partnership Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes the proceeds from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of Property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved by a majority of the Independent Directors. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) corresponding Partnership Units, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (y) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or pursuant to share awards, including share options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the Board of Directors. For example, in the event the General Partner issues REIT Shares for a cash purchase price and the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)            Certain Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make a Capital Contribution of such net proceeds to the Partnership but shall receive additional Partnership Units with a value equal to the aggregate amount of the gross proceeds of such issuance pursuant to Section 4.02(a) hereof. Upon any such Capital Contribution by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner), the Capital Account of the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall be increased by the actual amount of its Capital Contribution pursuant to Section 4.04 hereof.

(c)            Repurchases of Shares. If the General Partner shall repurchase shares of any class of its shares of beneficial interest, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to redeem an equivalent number of Partnership Units of the appropriate class or series held by the General Partner (which, in the case of REIT Shares, shall be a number equal to the quotient of the number of such REIT Shares divided by the Conversion Factor) in the manner provided in Section 6.10 hereof.

4.03            Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04            Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), or (iv) the Partnership grants a Partnership Interest (other than a de minimis Partnership Interest) as consideration for the provision of services to or for the benefit of the Partnership to an existing Partner acting in a Partner capacity, or to a new Partner acting in a Partner capacity or in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 hereof if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.05            Percentage Interests. If the number of outstanding Common Units or other class or series of Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units or other class or series of Partnership Units held by such Partner divided by the aggregate number of Common Units or other class or series of Partnership Units, as applicable, outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

4.06            No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.07            Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08            No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

PROFITS AND LOSSES; DISTRIBUTIONS

5.01       Allocation of Profit and Loss.

(a)            Profit. After giving effect to the special allocations set forth in Section 5.01(c), (d), and (e) hereof, and subject to Section 5.01(f), Profit of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b)            Loss. After giving effect to the special allocations set forth in Section 5.01(c), (d), and (e) hereof, and subject to Section 5.01(f), Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

(c)            Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Partner’s share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Partner’s Percentage Interest.

(d)            Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

(e)            Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.01(e).

(f)            Priority Allocations With Respect to Preferred Units. After giving effect to the allocations set forth in Sections 5.01(c), (d), and (e) hereof, but before giving effect to the allocations set forth in Sections 5.01(a) and 5.01(b), Net Operating Income shall be allocated to the General Partner until the aggregate amount of Net Operating Income allocated to the General Partner under this Section 5.01(f) for the current and all prior years equals the aggregate amount of the Series A Preferred Return paid to the General Partner for the current and all prior years; provided, however, that the General Partner may, in its discretion, allocate Net Operating Income based on accrued Series A Preferred Return with respect to any Series A Preferred Unit Distribution Payment Date occurring in January if the General Partner sets the Series A Distribution Record Date for such Series A Preferred Unit Distribution Payment Date on or prior to December 31 of the previous year. For purposes of this Section 5.01(f), “Net Operating Income” means the excess, if any, of the Partnership’s gross income over its expenses (but not taking into account depreciation, amortization, or any other noncash expenses of the Partnership), calculated in accordance with the principles of Section 5.01(i) hereof.

(g)            Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(h)            Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), 5.01(d), 5.01(e), or 5.01(f). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

5.02       Distribution of Cash.

(a)            Subject to Sections 5.02(c) and (d) hereof, the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in proportion with their respective Common Units on the Partnership Record Date.

(b)            If a new or existing Partner acquires additional Partnership Units in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Units relating to the Partnership Record Date next following the issuance of such additional Partnership Units shall be reduced in the proportion to (i) the number of days that such additional Partnership Units are held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(c)            Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the “Distributable Amount”) equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Partnership Loan from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid upon the demand of the Partnership or, alternatively, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a General Partner Loan to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of (i) 300 basis points above the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d)            In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

5.03        REIT Distribution Requirements. The General Partner shall use commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay distributions to its shareholders that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the General Partner elects to retain and pay income tax on its net capital gain.

5.04        No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05        Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.06       Distributions Upon Liquidation.

(a)            Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances.

(b)            For purposes of Section 5.06(a) hereof, the Capital Account of each Partner shall be determined after the following adjustments: (i) all adjustments made in accordance with Sections 5.01 and 5.02 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets, and (ii) allocating to the General Partner an amount equal to the excess of (A) the value of the Partnership Units it received in exchange for Capital Contributions of the proceeds of an issuance of REIT Shares pursuant to Section 4.02(b) hereof over (B) the actual amount of its Capital Contributions pursuant to Section 4.02(b) hereof (i.e., as a result of any underwriters’ discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance).

(c)            Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.07       Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.01        Management of the Partnership.

(a)            Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(1)            to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

(2)            to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(3)            to authorize, issue, sell, redeem or otherwise purchase any Partnership Units or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Units, or Rights relating to any class or series of Partnership Units) of the Partnership;

(4)            to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(5)            to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(6)            to guarantee or become a co-maker of indebtedness of any Subsidiary of the General Partner or the Partnership, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(7)            to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(8)            to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(9)            to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(10)            to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership’s business;

(11)            to make or revoke any election permitted or required of the Partnership by any taxing authority;

(12)            to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(13)            to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(14)            to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(15)            to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(16)            to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(17)            to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(18)            to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(19)            to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(20)            to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(21)            to merge, consolidate or combine the Partnership with or into another person;

(22)            to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code; and

(23)            to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)            Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02       Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03        Indemnification and Exculpation of Indemnitees.

(a)            The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)            The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)            The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)            The Partnership may purchase and maintain insurance, as an expense of the Partnership, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)            For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)            An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)            The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.04        Liability of the General Partner.

(a)            Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner, nor any of its directors, officers, agents or employees shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)            The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders of the General Partner. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners in connection with such decisions.

(c)            Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)            Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)            Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s or any of its officer’s, director’s, agent’s or employee’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05       Partnership Obligations.

(a)            Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)            All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership.

6.06        Outside Activities. Subject to Section 6.08 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, Affiliate or shareholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.07        Employment or Retention of Affiliates.

(a)            Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b)            The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)            The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

6.08        General Partner Activities. The General Partner agrees that, generally, all business activities of the General Partner, including activities pertaining to the acquisition, development, ownership of or investment in retail properties or other property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner may make direct acquisitions or undertake business activities if such acquisitions or activities are made in connection with the issuance of Additional Securities by the General Partner or the business activity has been approved by a majority of the Independent Directors.

6.09        Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10        Redemption of General Partner’s Partnership Units. In the event the General Partner redeems or repurchases any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are redeemed or repurchased by the General Partner pursuant to such offer, the Partnership shall redeem or repurchase an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

ARTICLE VII

CHANGES IN GENERAL PARTNER

7.01       Transfer of the General Partner’s Partnership Interest.

(a)            The General Partner shall not transfer all or any portion of its General Partnership Interests, and the General Partner shall not withdraw as General Partner, except as provided in or in connection with a transaction contemplated by Sections 7.01(c), (d) or (e) hereof.

(b)            The General Partner agrees that its General Partnership Interest will at all times be in the aggregate at least 0.1%.

(c)            Except as otherwise provided in Section 7.01(d) or (e) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), in each case which results in a Change of Control of the General Partner (a “Transaction”), unless at least one of the following conditions is met:

(1)            the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner) is obtained;

(2)            as a result of such Transaction, all Limited Partners (other than the General Partner and any Subsidiary of the General Partner) will receive, or have the right to receive, for each Partnership Unit an amount of cash, securities or other property equal in value to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with such Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units (other than the General Partner and any Subsidiary of the General Partner) shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that such Limited Partner would have received had it (A) exercised its Common Unit Redemption Right pursuant to Section 8.04 hereof and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Common Unit Redemption Right immediately prior to the expiration of the Offer; or

(3)            the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary of the General Partner) receive for each Partnership Unit an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less in value than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(d)            Notwithstanding Section 7.01(c) hereof, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.04 hereof so as to approximate the existing rights and obligations set forth in Section 8.04 hereof as closely as reasonably possible. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners (other than the General Partner or any Subsidiary) to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with and subject in all respects to the exercise of the Board of Directors’ fiduciary duties to the shareholders of the General Partner under applicable law.

(e)            Notwithstanding anything in this Article VII,

(1)            The General Partner may transfer all or any portion of its General Partnership Interest to (A) any wholly owned Subsidiary of the General Partner or (B) the owner of all of the ownership interests of the General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(2)            the General Partner may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the REIT Shares are listed or traded.

7.02        Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)            the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

(b)            if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)            counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03       Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner.

(a)            Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of the General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)            Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a Majority in Interest. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.04       Removal of General Partner.

(a)            Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed automatically; provided, however, that if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of the General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)            If the General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, the General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Majority in Interest in accordance with Section 7.03(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest (excluding the General Partner and any Subsidiary of the General Partner) within ten days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest (excluding the General Partner and any Subsidiary of the General Partner) each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)            The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b) hereof, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b) hereof.

(d)            All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.04.

ARTICLE VIII

RIGHTS AND OBLIGATIONS
OF THE LIMITED PARTNERS

8.01       Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.02       Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.03       Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04        Common Unit Redemption Right.

(a)            Subject to Sections 8.04(b), (c), (d), (e) and (f) hereof and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Common Units held by them, each Limited Partner (other than the General Partner or any Subsidiary of the General Partner, shall have the right (the “Common Unit Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner at a redemption price equal to and in the form of the Common Redemption Amount to be paid by the Partnership, provided that such Common Units shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner. The Common Unit Redemption Right shall be exercised pursuant to a Notice of Exercise of Redemption Right in the form attached hereto as Exhibit B delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Common Unit Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the REIT Shares Amount; provided, further, that the Partnership shall not be obligated to satisfy such Common Unit Redemption Right if the General Partner elects to purchase the Common Units subject to the Notice of Redemption; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Common Unit Redemption Right for less than one thousand (1,000) Common Units or, if such Limited Partner holds less than one thousand (1,000) Common Units, all of the Common Units held by such Limited Partner. The Redeeming Limited Partner shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)            Notwithstanding the provisions of Section 8.04(a) hereof, a Limited Partner that exercises the Common Unit Redemption Right shall be deemed to have offered to sell the Common Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption.

In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of a Common Unit Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Common Unit Redemption Right, and each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Common Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Common Unit Redemption Right.

(c)            Notwithstanding the provisions of Section 8.04(a) and 8.04(b) hereof, a Limited Partner shall not be entitled to exercise the Common Unit Redemption Right if the delivery of REIT Shares to such Limited Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.04(b) hereof (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.04(b) hereof) would (i) result in such Limited Partner or any other Person (as defined in the Articles of Incorporation) owning, directly or indirectly, REIT Shares in excess of either of the Stock Ownership Limits or any Excepted Holder Limit (as defined in Articles of Incorporation) and calculated in accordance therewith, except as provided in the Articles of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of the General Partner’s, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause the General Partner to fail to qualify as a REIT under the Code, or (vi) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or Common Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.04(c).

(d)            Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Common Units hereunder to occur as quickly as reasonably possible.

(e)            Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the Common Unit Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Common Unit Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit C. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Common Unit Redemption Right and if the Common Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Common Units. If, however, the Common Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Common Redemption Amount, the Common Redemption Amount shall be treated as an amount received by such Partner in redemption of its Common Units, and the Partner shall contribute the excess of the Withheld Amount over the Common Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

(f)            Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Common Unit Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

ARTICLE IX

TRANSFERS OF PARTNERSHIP INTERESTS

9.01        Purchase for Investment.

(a)            Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Units is made for investment purposes only and not with a view to the resale or distribution of such Partnership Units.

(b)            Subject to the provisions of Section 9.02 hereof, each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner’s Partnership Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) hereof.

9.02        Restrictions on Transfer of Partnership Units.

(a)            Subject to the provisions of Sections 9.02(b), (c) and (d) hereof, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner’s Partnership Units, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)            No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.05 hereof) of all of such Limited Partner’s Partnership Units pursuant to this Article IX or pursuant to a redemption of all of such Limited Partner’s Common Units pursuant to Section 8.04 hereof. Upon the permitted Transfer or redemption of all of a Limited Partner’s Common Units, such Limited Partner shall cease to be a Limited Partner.

(c)            Subject to Sections 9.02(d), (e) and (f) hereof, a Limited Partner may Transfer, without consent of the General Partner, all or a portion of such Limited Partner’s Partnership Units to such Limited Partner’s (i) parent or parent’s spouse, (ii) spouse, (iii) natural or adopted descendant or descendants, (iv) spouse of such Limited Partner’s descendant, (v) brother or sister, (vi) trust created by such Limited Partner for the primary benefit of such Limited Partner and/or any such Person(s) described in (i) through (v) above, of which trust such Limited Partner or any such Person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above, or (viii) if the Limited Partner is an entity, its beneficial owners.

(d)            No Limited Partner may effect a Transfer of its Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)            No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, such Transfer would result in the Partnership being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)            Any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g)            Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.03        Admission of Substitute Limited Partner.

(a)            Subject to the other provisions of this Article IX, an assignee of the Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Units) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, and upon the satisfactory completion of the following:

(1)            The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(2)            To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed in accordance with the Act.

(3)            The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the representations and warranties set forth in Section 9.01(b) hereof.

(4)            If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(5)            The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

(6)            The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(7)            The assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)            For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(2) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)            The General Partner and the Substitute Limited Partner shall cooperate with each other by preparing the documentation required by this Section 9.03 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04        Rights of Assignees of Partnership Units.

(a)            Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Units until the Partnership has received notice thereof.

(b)            Any Person who is the assignee of all or any portion of a Limited Partner’s Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Partnership Units, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Partnership Units.

9.05        Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if such Limited Partner dies, such Limited Partner’s executor, administrator or trustee, or, if such Limited Partner is finally adjudicated incompetent, such Limited Partner’s committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of such Limited Partner’s Partnership Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06        Joint Ownership of Partnership Units. A Partnership Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Unit shall be required to constitute the action of the owners of such Partnership Unit; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Unit held in a joint tenancy with a right of survivorship, the Partnership Unit shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Unit until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Unit to be divided into two equal Partnership Units, which shall thereafter be owned separately by each of the former owners.

ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01      Books and Records. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02      Custody of Partnership Funds; Bank Accounts.

(a)            All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)            All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03      Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year unless otherwise required by the Code.

10.04      Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.05     Tax Matters Person; Tax Elections; Special Basis Adjustments.

(a)            The General Partner shall be the Tax Matters Person of the Partnership. As Tax Matters Person, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code and the Treasury Regulations thereunder for the Tax Matters Person and may take any action contemplated by Sections 6222 through 6241 of the Code and the Treasury Regulations thereunder. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Person shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6231(a)(3) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6234(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition. Upon request, each Limited Partner shall fully cooperate with the Tax Matters Person in its efforts to resolve audits and to minimize any tax return adjustments made, or additional liabilities imposed, as a result of audits.

(b)            All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)            In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(d)            The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Tax Matters Person is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.

10.06     Reports to Limited Partners.

(a)            If the General Partner is required to furnish an annual report to its shareholders containing financial statements of the General Partner, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner.

(b)            Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided that such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

ARTICLE XI

AMENDMENT OF AGREEMENT; MERGER

11.01     Amendment of Agreement.

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner):

(a)            any amendment affecting the operation of the Conversion Factor or the Common Unit Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners;

(b)            any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(c)            any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(d)            any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

(e)            any amendment to this Article XI.

11.02     Merger of Partnership.

The General Partner, without the consent of the Limited Partners, may (i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of the Partnership in a transaction pursuant to Sections 7.01(c) or (d) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XI; provided, however, that the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner) shall be required in the case of (a) the merger or consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (b) sale of all or substantially all of the assets of the Partnership in a transaction that is not pursuant to Sections 7.01(c) or (d) hereof.

ARTICLE XII

GENERAL PROVISIONS

12.01      Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto, as it may be amended or restated from time to time; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the General Partner and the Partnership shall be delivered at or mailed to its office address set forth in Section 2.03 hereof. The General Partner and the Partnership may specify a different address by notifying the Limited Partners in writing of such different address.

12.02      Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.03      Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.04     Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.05      Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.06     Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.07     Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.08     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.09     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

ARTICLE XIII

SERIES A PREFERRED UNITS

13.01      Designation and Number. A series of Preferred Units, designated the “4.250% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 7,000.

13.02      Maturity. The Series A Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

13.03      Rank. The Series A Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) prior or senior to any class or series of Common Units and any Junior Preferred Units; (b) on a parity with Parity Preferred Units; (c) junior to all Senior Preferred Units; and (d) junior to all existing and future indebtedness of the Partnership. The term “Preferred Units” does not include convertible debt securities of the Partnership, which shall rank senior to the Series A Preferred Units prior to conversion.

13.04      Distributions.

(a)            Holders of the Series A Preferred Units shall be entitled to receive, when and as authorized by the General Partner, and declared by the Partnership out of funds of the Partnership legally available for payment, preferential cumulative cash distributions at the rate of 4.250% per annum of the Series A Base Liquidation Preference (as defined below) per unit (equivalent to a fixed annual amount of $1,062.50 per unit) (the “Series A Preferred Return”). Such distributions shall accumulate on a daily basis and be cumulative from and including the immediately preceding distribution payment date (or from the date of original issue if no distributions have yet been paid) and shall be payable monthly, in equal amounts, on the first day of each month beginning on October 1, 2021 (or, if not a business day, the next succeeding business day, each a “Series A Preferred Unit Distribution Payment Date’’) for the period ending on such Series A Preferred Unit Distribution Payment Date. “Business day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close. Any monthly distribution payable on the Series A Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable in arrears to holders of record of the Series A Preferred Units as they appear on the records of the Partnership at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month immediately prior to the applicable Series A Preferred Unit Distribution Payment Date occurs or such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Series A Preferred Unit Distribution Payment Date (each, a “Series A Distribution Record Date”).

(b)            No distribution on the Series A Preferred Units shall be authorized by the General Partner or declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to the indebtedness of either of them, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)            Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared and whether or not such is prohibited by agreement. Accumulated but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they become payable or on the date of redemption, as the case may be. Accrued but unpaid distributions on the Series A Preferred Units will not bear interest and holders of the Series A Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no distributions will be declared or paid or set apart for payment on any Common Units, Parity Preferred Units or Junior Preferred Units of the Partnership (other than a distribution in Common Units or Junior Preferred Units) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any Parity Preferred Units, all distributions declared upon the Series A Preferred Units and any Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit and such Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears.

(d)            Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Units or Junior Preferred Units of the Partnership) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Units, Parity Preferred Units, or Junior Preferred Units, nor shall any Common Units, Parity Preferred Units, or Junior Preferred Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Partnership (except (i) by conversion into or exchange for Common Units or Junior Preferred Units of the Partnership, (ii) in connection with the redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the General Partner for officers, directors or employees or others performing or providing similar services, or (iii) by other redemption, purchase or acquisition of such equity securities by the General Partner for the purpose of preserving the General Partner’s status as a REIT). Holders of Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative distributions on the Series A Preferred Units as provided above. Any distribution made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

(e)            In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of the Partnership Units or otherwise is permitted under Delaware law, no effect shall be given to the amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of Partnership Units whose preferential rights are superior to those receiving the distribution.

13.05     Liquidation Preference.

(a)            Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of the Series A Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its Partners a liquidation preference of (x) $25,000.00 per Series A Preferred Unit (the “Series A Base Liquidation Preference”), plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of the redemption, in cash or property at its fair market value as determined by the General Partner before any distribution of assets is made to Common Units or Junior Preferred Units.

(b)            If upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series A Preferred Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other class or series of Parity Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Units and any such other Parity Preferred Units ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Preferred Units if all amounts payable thereon were paid in full.

(c)            Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series A Preferred Units and any Parity Preferred Units, any other series or class or classes of Junior Preferred Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Units and any Parity Preferred Units shall not be entitled to share therein.

(d)            None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, or a sale, lease or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

13.06      Redemption.

(a)            Except as described in this Section 13.06, the Series A Preferred Units are not redeemable prior to September 17, 2026. On and after September 17, 2026, the Partnership, at its option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the Series A Base Liquidation Preference, per Series A Preferred Unit, plus all accrued and unpaid distributions thereon to, but not including, the date fixed for redemption (the “Series A Redemption Date”), without interest. No Series A Preferred Units may be redeemed except with assets legally available for the payment of the redemption price.

(b)            Holders of Series A Preferred Units to be redeemed shall surrender such Series A Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If notice of redemption of any of the Series A Preferred Units has been given and if the funds necessary for such redemption have been set aside, separate and apart from other funds, by the Partnership in trust for the pro rata benefit of the holders of any Series A Preferred Units so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series A Preferred Units, such Series A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Units will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method determined by the Partnership.

(c)            Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series A Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Units shall be redeemed unless all outstanding Series A Preferred Units are simultaneously redeemed and the Partnership shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Units (except by exchange for Common Units or Junior Preferred Units of the Partnership); provided, however, that the foregoing shall not prevent a redemption or purchase in connection with a redemption or purchase by the General Partner of Series A Preferred Shares pursuant to Article Ninth of the Articles of Incorporation of the General Partner or otherwise in order to ensure that the General Partner remains qualified as a REIT for federal income tax purposes or pursuant to the terms of the Series A Articles Supplementary, or the purchase or acquisition of Series A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Units. In addition, unless full cumulative distributions on all Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Units shall be purchased or otherwise acquired directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Units (except by exchange for Common Units or Junior Preferred Units of the Partnership); provided, however, that the foregoing shall not prevent any purchase or acquisition of Series A Preferred Units for the purpose of preserving the General Partner’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Units) or in connection with a redemption by the General Partner of Series A Preferred Shares in accordance with the terms of the Series A Articles Supplementary.

(d)            Notice of redemption of the Series A Preferred Units shall be mailed by the Partnership to each holder of record of the Series A Preferred Units to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Series A Redemption Date; (ii) the redemption price; (iii) the number of Series A Preferred Units to be redeemed; and (iv) the place or places where the Series A Preferred Units are to be surrendered for payment of the redemption price.

(e)            Immediately prior to or upon any redemption of Series A Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions up to, but not including, the Series A Redemption Date, unless a Series A Redemption Date falls after a Series A Distribution Record Date and prior to the corresponding Series A Preferred Unit Distribution Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Series A Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Series A Preferred Unit Distribution Payment Date notwithstanding the redemption of such shares before such Series A Preferred Unit Distribution Payment Date. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units for which a notice of redemption has been given.

(f)            Notwithstanding anything to the contrary contained herein, the Partnership may redeem one Series A Preferred Unit for each Series A Preferred Share purchased in the open market, through tender or by private agreement by the General Partner.

(g)            All Series A Preferred Units redeemed, purchased or otherwise acquired by the Partnership in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Units, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Units in accordance with the applicable provisions of the Partnership Agreement.

(h)            Notwithstanding anything to the contrary contained herein, the Partnership may redeem Series A Preferred Units at any time in connection with any redemption by the General Partner of the Series A Preferred Shares, including in connection with the exercise by the General Partner of the Special Optional Redemption Right.

13.07     Voting Rights. Holders of the Series A Preferred Units will not have any voting rights.

13.08     Conversion. The Series A Preferred Units are not convertible or exchangeable for any other property or securities, except as provided herein.

(a)            In the event that a holder of Series A Preferred Shares of the General Partner exercises its right to convert the Series A Preferred Shares into Common Shares of the General Partner in accordance with the terms of the Series A Articles Supplementary, then, concurrently therewith, an equivalent number of Series A Preferred Units of the Partnership held by the General Partner shall be automatically converted into a number of Common Units of the Partnership equal to the number of Common Shares issued upon conversion of such Series A Preferred Shares; provided, however, that if a holder of Series A Preferred Shares of the General Partner receives cash or other consideration in addition to or in lieu of Common Shares in connection with such conversion, then the General Partner, as the holder of the Series A Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the General Partner to such holder of the Series A Preferred Shares. Any such conversion will be effective at the same time the conversion of Series A Preferred Shares into Common Shares is effective.

(b)            No fractional units will be issued in connection with the conversion of Series A Preferred Units into Common Units. In lieu of fractional Common Units, the General Partner shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a Common Share on the date the Series A Preferred Shares are surrendered for conversion by a holder thereof.

13.09      Allocation of Profit and Loss. Allocation of the Partnership’s items of income, gain, loss and deduction shall be allocated among Holders of Series A Preferred Units in accordance with Article 5.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Agreement of Limited Partnership, on the date shown.

GENERAL PARTNER:

AGREE REALTY CORPORATION

By:	/s/ Joel N. Agree
Name: Joel N. Agree
Title: President and Chief Executive Officer

Date:	September 17, 2021

LIMITED PARTNERS:

AGREE REALTY CORPORATION

By:	/s/ Joel N. Agree
Name: Joel N. Agree
Title: President and Chief Executive Officer

Date:	September 17, 2021

/s/ Richard Agree
Richard Agree

Date:	September 17, 2021

EXHIBIT A

Partners, Capital Contributions and Percentage Interests

A - 50

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.04 of the Agreement of Limited Partnership (the “Agreement”) of Agree Limited Partnership, the undersigned hereby irrevocably (i) presents for redemption ________ Common Units in Agree Limited Partnership in accordance with the terms of the Agreement and the Common Unit Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Common Unit Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:________ __, _____

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

B - 1

EXHIBIT C-1

CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING LIMITED PARTNERS THAT ARE ENTITIES)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Agree Realty Corporation (the “General Partner”) and Agree Limited Partnership (the “Partnership”) that no withholding is required with respect to the redemption by ____________ (“Partner”) of its Common Units in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	The U.S. employer identification number of Partner is _____________.

4.	The principal business address of Partner is: ___________________________________, __________________________ and Partner’s place of incorporation is _____________.

5.	Partner agrees to inform the General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.	Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER:

By:
Name:
Title:

C-1 - 1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:
Name:
Title:

C-1 - 2

EXHIBIT C-2

CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING LIMITED PARTNERS THAT ARE INDIVIDUALS)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Agree Realty Corporation (the “General Partner”) and Agree Limited Partnership (the “Partnership”) that no withholding is required with respect to my redemption of my Common Units in the Partnership, I, ___________, hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is _________________________________________.

3.	My home address is: ___________________________________________________________________________________.

4.	I agree to inform the General Partner promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.	I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:
Name:
Title:

C-2 - 3